EXHIBIT 2.5

                    ASSIGNMENT AND ASSUMPTION OF AGREEMENT
                    --------------------------------------


     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which is hereby acknowledged, Green 17 Battery LLC ("Assignor") hereby assigns to SLG 17 Battery LLC ("Assignee") all of Assignor's right, title and interest in and to that certain Amended and Restated Agreement of Sale (the
"Agreement"), dated as of June 27, 1997, between Assignor and 17 Battery Associates LLC, and Assignee hereby assumes all of Assignor's obligations and liabilities under the Agreement.


     IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of December 19, 1997.


                    GREEN 17 BATTERY LLC,
                    a New York limited liability company


                    By: /s/Benjamin P. Feldman
			__________________________________
                       Name:  Benjamin P. Feldman



                    SLG 17 BATTERY LLC,
                    a New York limited liability company

                    By:  SL Green Operating Partnership, L.P.,
                         its sole member

                         By:  SL Green Realty Corp.,
                              its general partner



                              By: /s/ Benjamin P. Feldman
				   _____________________________
                                   Benjamin P. Feldman
                                   Executive Vice President